Exhibit 5.01

[Letterhead of Hinkle, Hensley, Shanor & Martin, L.L.P.]

October 4, 2006

Southwestern Public Service Company
Tyler at Sixth Street
Amarillo, Texas  79101

Jones Day
77 W. Wacker Drive
Chicago, Illinois  60601

Ladies and Gentlemen:

We are participating in the proceedings being had and taken in connection with the issuance and sale by Southwestern Public Service Company, a New Mexico corporation (herein called the Company), of up to $450,000,000 principal amount of unsecured debt securities (herein called the “Securities”).  We have examined all statutes, records, instruments, and documents which, in our opinion, it is necessary to examine for the purpose of rendering the following opinion.

Based upon the foregoing we are of the opinion that:

1.                 The Company was incorporated and is now a legally existing corporation under the laws of the State of New Mexico; has corporate power, right, and authority to do business and to own property in that state, in the manner and as set forth in the Registration Statement, Form S-3 (File No. 333-132724); and has corporate power, right, and authority to create, issue, and sell the Securities.

2.                 The Indenture dated as of February 1, 1999, as supplemented by various supplemental indentures (as, supplemented, the “Indenture”), between the Company and The Bank of New York, as successor trustee, has been duly authorized, executed and delivered by the Company under New Mexico law, does not violate the laws of New Mexico and constitutes a valid and binding obligation of the Company under New Mexico law.

3.                 When and if (a) the Supplemental Trust Indenture relating to the Securities is duly executed and delivered and (b) the Securities are duly executed, authenticated, and delivered, and the consideration for the Securities has been received by the Company, all in the manner contemplated by the said Registration Statement, the Securities have been legally issued by the Company.

We hereby consent to the filing of this opinion as Exhibit 5.01 to the Registration Statement and to the reference to us with respect to this opinion under the caption “Legal Opinions” in the prospectus constituting a part of the Registration Statement.  In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Respectfully submitted,

/s/ Hinkle, Hensley, Shanor & Martin, L.L.P.